Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Lantern Pharma Inc. on Form S-3 (No. 333-257643) of our report dated March 18, 2024, on our audit of the financial statements as of December 31, 2023 and 2022 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 18, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

March 18, 2024